Exhibit 99.1

LogicMark, Inc. Announces Strong First Quarter 2026 Results

May 13, 2026

Revenue Up 24% as Gross Margin Expands to 69.6% and Operating Loss Narrows

LOUISVILLE, Ky., May 13, 2026 (GLOBE NEWSWIRE) -- LogicMark, Inc. (OTC: LGMK) (the “Company”), a provider of personal safety and emergency response systems (PERS), health communications devices, and technology for the growing care and safety economy, today announced financial and operational results for the first quarter ended March 31, 2026.

Financial Highlights

●	First quarter 2026 revenue increased 24% to $3.2 million compared to the same period last year. Revenue has increased year-over-year in seven of the last eight quarters.

●	Gross margin expanded 610 basis points to 69.6%, up from 63.5% in the prior-year period.

●	Total operating expenses declined 7% to $3.7 million, compared with $4.0 million in the prior-year period.

●	Operating loss narrowed to $1.5 million, compared with an operating loss of $2.4 million in the prior-year period.

●	As of March 31, 2026, cash and investments totaled $7.5 million, and the Company had no long-term debt.

Chia-Lin Simmons, CEO of LogicMark, commented, “Our first-quarter results showed strong momentum, with meaningful improvement in sales and gross margin, narrowing our operating loss. These results validate the business model we have been pursuing.

LogicMark is steadily evolving from a personal-safety hardware company into a connected-care platform, with newly introduced products and a pipeline designed to accelerate that transition. The wearable watch we plan to launch later this year will offer advanced health monitoring, and the connected-home hub now entering beta testing introduces AI-powered fall detection that requires no wearable device. Together, these innovations extend our offerings from reactive alerting to predictive AI-enabled care for the families and veterans we serve. These solutions are built on a foundation of more than 45 issued or pending patents and complement the continued strength of our core devices.

Looking ahead, we are focused on three priorities: scaling distribution across healthcare, government, and B2B channels; bringing our next-generation products to market; and protecting profitability through pricing, productivity, and disciplined cost management in a dynamic macro environment. With $7.5 million in cash and investments and no long-term debt, we believe LogicMark is well-positioned to drive revenue growth, improve profitability, and deliver meaningful impact within the growing care economy,” concluded Ms. Simmons.

First Quarter 2026 Results

Revenue for the first quarter ended March 31, 2026, was $3.2 million, an increase of 24% compared with $2.6 million for the same period last year. Revenue has increased year-over-year in seven of the last eight quarters. The increase was primarily driven by continued higher sales of the Freedom Alert Mini units and the upgraded Guardian Alert 911 Plus.

Gross profit for the first quarter improved 36% to $2.2 million, compared with $1.6 million in the prior-year period. Gross margin expanded to 69.6%, up from 63.5% in the same period last year, reflecting a price increase implemented in late January, a favorable product mix, and lower shipping and fulfillment costs.

Total operating expenses for the first quarter were $3.7 million, a decrease of 7% from $4.0 million in the first quarter of 2025. The decline reflects a $0.5 million reduction in general and administrative expense driven by lower stock-based compensation, consulting, and legal costs, and a $0.1 million reduction in advertising costs as the Company redirected efforts away from business-to-consumer advertising. These reductions were partially offset by a $0.3 million increase in selling and marketing expense to business-to-business customers, reflecting investments in additional sales personnel and related costs.

Operating loss for the first quarter was $1.5 million, an improvement of 36% compared with an operating loss of $2.4 million in the prior-year period. Higher revenue and margins, along with lower operating expenses, contributed to the results.

Net loss attributable to common stockholders was $1.5 million, or $1.68 per basic and diluted share, compared with a net loss of $2.3 million, or $93.50 per basic and diluted share, in the prior-year period. Per-share figures for the prior-year period have been retroactively adjusted to reflect the 1-for-750 reverse stock split completed in October 2025.

As of March 31, 2026, the Company reported cash and investments of $7.5 million.

Investor Call and SEC Filings

Ms. Chia-Lin Simmons, Chief Executive Officer, and Mr. Mark Archer, Chief Financial Officer, will host a live conference call and webcast today at 4:30 PM (EDT) / 1:30 PM (PDT) to review the results.

To listen to the live webcast, please visit the LogicMark Investor Relations website or use the link: https://edge.media-server.com/mmc/p/pc9vm77u

Analysts wishing to participate in the live call should register here: https://register-conf.media-server.com/register/BIc30647f970864cb5a40fcf4166c9f751

The associated press release, SEC filings, and webcast replay will also be accessible on the investor relations website.

About LogicMark, Inc.

LogicMark, Inc. (OTC: LGMK) delivers advanced personal safety and medical alert solutions for people of all ages, empowering them to live with dignity and independence. With over 45 patents issued or pending, the Company’s proprietary Connected Care Platform integrates IoT devices, AI-powered sensors, and machine learning to enable real-time remote patient monitoring, fall detection, and instant caregiver alerts. LogicMark delivers secure, reliable connected-care solutions through the U.S. Department of Veterans Affairs, resellers, business-to-business and consumer channels, and through a U.S. General Services Administration (GSA) Multiple Award Schedule contract, enabling procurement by federal, state, and local governments. Learn more at www.logicmark.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to, among other things, the Company’s financial results for the first quarter of 2026 and related call and webcast, and the successful execution of the Company’s business strategy, including expectations regarding revenue growth, gross margin, operating expense trends, subscription revenue, channel mix, new product launches, supply-chain transitions, and liquidity. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, the Company’s ability to establish and maintain the proprietary nature of its technology through the patent process, as well as the ability to license from others patents and patent applications necessary to develop products; the need and availability of financing; the Company’s ability to implement its long-range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition; the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; tariff and trade-related risks; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that a broker will continue to make a market in the Company’s common stock or that trading of the common stock will continue on an over-the-counter market or elsewhere. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may differ materially from those described in this press release as intended, planned, anticipated, believed, estimated, or expected. Any forward-looking statement made by the Company in this press release is based on information currently available to the Company and speaks only as of the date on which it is made. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances, or assumptions underlying such statements, or otherwise.

Investor Relations Contact

investors@logicmark.com

LogicMark, Inc

BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current Assets
Cash and cash equivalents	$2,109,529	$3,567,487
Investments	5,377,685	5,943,218
Accounts receivable, net	6,384	5,812
Inventory	1,841,286	1,400,305
Prepaid expenses and other current assets	693,195	681,265
Total Current Assets	10,028,079	11,598,087

Property and equipment, net	128,325	113,929
Right-of-use assets, net	311,133	324,058
Product development costs, net of amortization of $942,887 and $833,452, respectively	1,446,414	1,257,447
Software development costs, net of amortization of $1,468,495 and $1,183,765, respectively	2,223,878	2,454,909
Goodwill	3,143,662	3,143,662
Other intangible assets, net of amortization of $7,380,550 and $7,190,101, respectively	1,224,017	1,414,466
Total Assets	$18,505,508	$20,306,558

Liabilities, Series C Redeemable Preferred Stock and Stockholders’ Equity

Current Liabilities
Accounts payable	$344,637	$563,990
Accrued expenses	1,016,063	1,128,424
Deferred revenue	231,092	239,916
Total Current Liabilities	1,591,792	1,932,330
Other long-term liabilities	269,049	282,899
Total Liabilities	1,860,841	2,215,229

Commitments and Contingencies (Note 9)

Series C Redeemable Preferred Stock
Series C redeemable preferred stock, par value $0.0001 per share: 2,000 shares designated; 1 share issued and outstanding as of March 31, 2026 and December 31, 2025, aggregate liquidation preference of $2,000,000 as of March 31, 2026 and December 31, 2025	1,807,300	1,807,300

Stockholders’ Equity
Preferred stock, par value $0.0001 per share: 80,000,000 shares authorized
Series F preferred stock, par value $0.0001 per share: 1,333,333 shares designated; 106,333 shares issued and outstanding as of March 31, 2026 and December 31, 2025, aggregate liquidation preference of $319,000 as of March 31, 2026 and December 31, 2025	319,000	319,000
Common stock, par value $0.0001 per share: 800,000,000 shares authorized; 906,059 issued and outstanding as of March 31, 2026 and December 31, 2025	91	91
Additional paid-in capital	132,601,746	132,597,001
Accumulated deficit	(118,083,470)	(116,632,063)
Total Stockholders’ Equity	14,837,367	16,284,029

Total Liabilities, Series C Redeemable Preferred Stock and Stockholders’ Equity	$18,505,508	$20,306,558

LogicMark, Inc.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenues	$3,214,280	$2,591,824
Costs of goods sold	977,492	946,597
Gross Profit	2,236,788	1,645,227

Operating Expenses
Direct operating cost	377,679	343,626
Advertising costs	78,375	174,590
Selling and marketing	805,550	517,100
Research and development	123,436	155,489
General and administrative	1,728,733	2,269,504
Other expense	16,281	49,611
Depreciation and amortization	612,101	499,425

Total Operating Expenses	3,742,155	4,009,345

Operating Loss	(1,505,367)	(2,364,118)

Other Income
Interest income	96,227	45,213
Other (expense) income, net	(42,267)	127,919
Total Other Income	53,960	173,132

Loss Before Income Taxes	(1,451,407)	(2,190,986)
Income tax expense	-	-
Net Loss	(1,451,407)	(2,190,986)
Preferred stock dividends	(75,000)	(75,000)
Net Loss Attributable to Common Stockholders	(1,526,407)	(2,265,986)

Net Loss Attributable to Common Stockholders Per Share - Basic and Diluted	$(1.68)	$(93.50)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	906,059	24,235

Source: LogicMark, Inc.

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